                                                                      EXHIBIT 21

                              List of Subsidiaries

NAME                                                                   JURISDICTION OF INCORPORATION
----                                                                   -----------------------------
AvTel Holdings, Inc.                                                   California

Digital Media International, Inc.                                      Pennsylvania

DNS Communications, Inc.                                               Texas

NetLojix Telecom, Inc.                                                 Delaware

Remote Lojix/PCSI, Inc.                                                New York

Remote Lojix of Connecticut, Inc.                                      Connecticut

Remote Lojix Technology Partners, Inc.                                 New York

Westnet Communications, Inc.                                           California


                                      E-83